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                                                                     Exhibit 4.8


THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF ARE RESTRICTED AS DESCRIBED HEREIN.

THE SALE, ASSIGNMENT, TRANSFER, PLEDGE AND OTHER DISPOSITION OF THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE RESTRICTED BY THE INVESTORS' RIGHTS AGREEMENT (THE "INVESTORS' RIGHTS AGREEMENT"), DATED ________. A COPY OF THE INVESTORS' RIGHTS AGREEMENT IS ON FILE WITH THE CORPORATE SECRETARY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. A COPY THEREOF MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST THEREFOR MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICES OF THE COMPANY.

                                  ON2.COM INC.

                Warrant to purchase _____ shares of Common Stock,
                            par value $.01 per share

No.W-___                                                        __________, 2000

      THIS CERTIFIES that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ______________ (the "Holder") is entitled to subscribe for and purchase from On2.com Inc., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time, during the period commencing on the date set forth above and expiring at 5:00 p.m. on _______, 2003 (the "Exercise Period"), _____________
(____) shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at an exercise price (the "Exercise Price") per share equal to $___. As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants

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hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. As used herein, the term "Holder" shall include any transferee to whom this Warrant has been transferred in accordance with the terms hereof.

      The number of shares of Common Stock to be issued upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth in Section 6.

      1. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by transmission by telecopy of the Election to Exercise, followed within three business days by the surrender of this Warrant (with the Election to Exercise attached hereto duly executed) to the Company at its office at 375 Greenwich Street, New York, New York 10013, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised (the "Aggregate Exercise Price").

      2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. Within five business days after each such exercise of this Warrant and receipt by the Company of this Warrant, the Election to Exercise and the Aggregate Exercise Price, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

      3. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge of the general counsel of the Company that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the request of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly


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authorized agent. Notwithstanding anything contained herein to the contrary, the
Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder or any applicable state securities law.

      4. The Company, until the expiration or termination of this Warrant, shall reserve and keep available out of its authorized and unissued common stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of common stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

      5. The issuance of any Warrant, Warrant Shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares or other securities, except as otherwise required by law, shall be made without charge to the Holder for any tax or other charge in respect of such issuance, other than applicable transfer taxes. Notwithstanding anything contained herein, all applicable transfer taxes shall be borne by the Holder.

      6. The number of Warrant Shares and the Exercise Price shall be subject to adjustment from time to time as provided in this Section.

      6.1 If, during the Exercise Period, the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the number of Warrant Shares remaining to be issued hereunder shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution, and the numerator shall be the sum of (a) such number of shares and (b) the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the date following such distribution.

      6.2 If, during the Exercise Period, the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the number of Warrant Shares remaining to be issued hereunder at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be proportionately increased, and, conversely, if outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of Warrant Shares remaining to be issued hereunder at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or


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            combination becomes effective.

      6.3 The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter, and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, within the meaning of Section 6.2.

      6.4 If and whenever during the Exercise Period, the Company issues or sells any Convertible Securities (as defined below) or any shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale, the Exercise Price shall be reduced to the Exercise Price determined by dividing (A) the sum of (i) the product derived by multiplying the Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, plus (ii) the consideration, if any, received by the Company upon such issue or sale, by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. In such instances, the number of Warrant Shares shall be increased by multiplying such number of shares by a fraction, of which the numerator will be the Exercise Price in effect immediately prior to such issue or sale, and the denominator will be the Exercise Price immediately after such issue or sale. "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding assuming exercise and/or conversion of the Company's Options (as defined below) and Convertible Securities, whether or not such Options or Convertible Securities are actually exercisable at such time. "Options" means any rights, warrants or options sold or granted by the Company to subscribe for or purchase Common Stock or Convertible Securities. "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

            Notwithstanding the foregoing, there shall be no adjustment to the number of Warrant Shares with respect to (A) the issuance or sale of shares or options to purchase shares of the Company Common Stock to employees, officers, directors and consultants of the Company and its subsidiaries (as such number of shares is appropriately adjusted for subsequent stock splits, stock combinations, stock dividends and racapitalizations) pursuant to plans or arrangements approved by the Company's Board of Directors; (B) the issue or sale to other entities or the


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            owners thereof for acquisition purposes; (C) to banks or other institutional credit financing sources; and (D) the issuance of Common Stock upon conversion of any shares of any series of the Company's Preferred Stock.

      7. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and, if reasonably requested, an indemnity reasonably acceptable to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

      8. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

      9. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the rules governing the conflicts of laws.

      10. The parties hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Warrant, or a breach of this Warrant.


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      IN WITNESS WHEREOF, the undersigned has caused this Warrant to be duly executed by its officers thereunto duly authorized as of the date and year set forth below.

Dated: ______________, 2000

                                            ON2.COM INC.


                                            By: ________________________________
                                                Name:
                                                Title:
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                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

            FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Common Stock, par value $.01 per share, of On2.com Inc. (the "Company"), a Delaware corporation, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: ____________________


                                             Signature _________________________

Signature Guaranteed:

                                     NOTICE

            The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.
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To: On2.com Inc.

                              ELECTION TO EXERCISE

      The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith [in the amount of $_________] in accordance with the terms thereof, certifies that he owns this Warrant free and clear of any and all claims, liens and/or encumbrances and requests that certificates for such securities be issued in the name of, and delivered to:

                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: _____________________________    Name: __________________________________
                                                           (Print)

Address: _______________________________________________________________________



                                        (Signature)